UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 7, 2019

Viper Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36505	46-5001985
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 West Texas Avenue, Suite 1200
Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 221-7400

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	VNOM	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 8.01 below regarding the Drop-Down Acquisition (as defined therein) is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 7, 2019, Viper Energy Partners LP (the “Partnership”), a subsidiary of Diamondback Energy, Inc. (“Diamondback”), issued a press release providing an operational update (the “Operational Press Release”). A copy of the Operational Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 8.01. Other Events.

Notes Offering

On October 7, 2019, the Partnership issued a press release announcing that it proposes to offer, subject to market conditions and other factors, $400.0 million aggregate principal amount of its Senior Notes due 2027 (the “Notes”). The Notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act (the “Notes Offering”). The Partnership intends to loan the proceeds from the Notes Offering to Viper Energy Partners LLC (the “Operating Company”). The Operating Company will use the proceeds from the Notes Offering to repay outstanding borrowings under its revolving credit facility. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The Partnership is under no obligation, and has no intention, to register the Notes under the Securities Act or any state securities laws in the future. This report is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Recent Acquisitions

On October 1, 2019, the Partnership completed the acquisition of certain mineral and royalty interests from subsidiaries of Diamondback for approximately 18.3 million of the Partnership’s newly-issued Class B units, approximately 18.3 million newly-issued units of the Operating Company and $190.2 million in cash, after giving effect to closing adjustments for net title benefits (the “Drop-Down Acquisition”). Based on the volume weighted average sales price of the Partnership’s common units for the ten trading-day period ended July 26, 2019 of $30.07, the transaction is valued at $740.2 million. The mineral and royalty interests acquired in the Drop-Down Acquisition represent approximately 5,490 net royalty acres across the Midland and Delaware Basins, of which over 95% are operated by Diamondback, and have an average net royalty interest of approximately 3.2% (the “Drop-Down Assets”). The Drop-Down Assets are concentrated in Diamondback’s six core operating areas, with the largest exposure to Spanish Trail North, where Diamondback is currently running two rigs, as well as Pecos County, where Diamondback is currently running six rigs. Estimated average daily production from the Drop-Down Assets was approximately 4,416 BOE/d (70% oil) during the second quarter ended June 30, 2019. The Partnership funded the cash portion of the purchase price for the Drop-Down Assets through a combination of cash on hand and borrowings under the Operating Company’s revolving credit facility. In connection with the closing of the Drop-Down Acquisition on October 1, 2019, the borrowing base under the Operating Company’s revolving credit facility was increased by $125.0 million to $725.0 million from $600.0 million.

In addition, during the third quarter of 2019, the Partnership acquired from unrelated third-party sellers mineral interests representing 102,758 gross (1,272 net royalty) acres in the Permian Basin for an aggregate of approximately $193.6 million, subject to post-closing adjustments. These acquisitions were funded with cash on hand and borrowings under the Operating Company’s revolving credit facility.

As a result of the Drop-Down Acquisition and the other recently completed acquisitions described above (collectively, the “Recent Acquisitions”), as of October 2, 2019, the Partnership’s assets included mineral interests representing 22,632 net royalty acres primarily in the Permian Basin and the Eagle Ford Shale, 51% of which are operated by Diamondback, and there were approximately 4,060 existing horizontal wells and approximately 632 active horizontal well permits for locations on the Partnership’s mineral acreage which had been filed in the last six months. Additionally, operators on the Partnership’s properties informed the Partnership that there were 71 rigs operating on its mineral acreage. For the quarter ended June 30, 2019, a total of approximately 452.3 MBOE of production was attributable to the assets acquired in the Recent Acquisitions.

Pending Santa Elena Acquisition

As previously reported, the Partnership and the Operating Company entered into a definitive purchase and sale agreement, on September 9, 2019 (the “Santa Elena Purchase and Sale Agreement”) with Santa Elena Minerals, LP, an unrelated third-party seller (“Santa Elena”), providing for an acquisition by the Partnership of certain mineral and royalty interests from Santa Elena (the “Pending Santa Elena Acquisition”), which assets will be immediately contributed by the Partnership to the Operating Company at closing of the Pending Santa Elena Acquisition. The assets being acquired in the Pending Santa Elena Acquisition represent approximately 1,358 net royalty acres across the Midland Basin, primarily operated by Diamondback in Glasscock and Martin counties, have an average net royalty interest of approximately 5.6% and had an estimated average daily production of approximately 1,400 BOE/d during the second quarter ended June 30, 2019 (the “Santa Elena Assets”). The Pending Santa Elena Acquisition is expected to close in the fourth quarter of 2019, subject to the completion of due diligence and the satisfaction of customary closing conditions, and will have an effective date of October 1, 2019.

As also previously reported, at closing, the Partnership will issue to Santa Elena common units representing limited partner interests in the Partnership as consideration for the Santa Elena Assets, and the Operating Company will issue to the Partnership new units of the Operating Company, in each case in a number equal to the quotient of (a) $150 million (as adjusted pursuant to the Santa Elena Purchase and Sale Agreement) divided by (b) $29.02, which represents the volume weighted average sale prices as traded on Nasdaq of the Partnership’s common units calculated for the five trading-day period ended September 5, 2019. Assuming no adjustments to the purchase price, Santa Elena would receive approximately 5.2 million common units. With respect to the common units it receives under the Santa Elena Purchase and Sale Agreement, Santa Elena has agreed to waive its right to receive any distributions for which the record date falls in the fourth quarter of 2019.

Estimated Pro Forma Cash Flows and Production

After giving pro forma effect to the Recent Acquisitions and the Pending Santa Elena Acquisition as if they had occurred on April 1, 2019, the Partnership would have had approximately 583.7 MBOE of aggregate incremental production during the quarter ended June 30, 2019. Assuming (i) an average realized price, (ii) production and ad valorem taxes and (iii) cash general and administrative expense for this additional production equal to the Partnership’s for the same period ($39.50 per BOE, $2.46 per BOE and $0.70 per BOE, respectively), the Partnership would have realized additional cash flows from operating activities for the quarter ended June 30, 2019 of approximately $21.2 million attributable to the Recent Acquisitions and the Pending Santa Elena Acquisition. Our production for the quarter ended September 30, 2019 was 21,265 BOE/D (64% oil). On the same pro forma basis, our estimated production for the quarter ended September 30, 2019 would have been approximately 27,890 BOE/d (65% oil).

Estimated Pro Forma Acreage and Reserves

After giving pro forma effect to the Recent Acquisitions and the Pending Santa Elena Acquisition, the Partnership’s mineral interests at June 30, 2019 would have totaled 23,990 net royalty acres primarily in the Permian Basin and the Eagle Ford Shale, 52% of which are operated by Diamondback. As of September 30, 2019, there were approximately 387 gross horizontal wells in the process of development on our pro forma asset base, in which we expect to own an average of 2.1% net royalty interest (8.3% net 100% royalty wells).

After giving pro forma effect to the Recent Acquisitions and the Pending Santa Elena Acquisition, the Partnership’s estimated proved developed reserves as of December 31, 2018 would have totaled 37,621 MBbls of oil, 67,801 MMcf of natural gas and 11,333 MBbls of natural gas liquids, for a total of 60,254 MBOE. The Partnership’s estimated proved undeveloped reserves as of December 31, 2018 would have totaled 14,172 MBbls of oil, 14,875 MMcf of natural gas and 3,738 MBbls of natural gas liquids, for a total of 20,389 MBOE. The Partnership’s estimated net proved reserves as of December 31, 2018 would have totaled 51,793 MBbls of oil, 82,675 MMcf of natural gas and 15,071 MBbls of natural gas liquids, for a total of 80,643 MBOE. These estimates are based on a reserve report prepared by Ryder Scott as of December 31, 2018 with respect to the Partnership’s year end reserves and with respect to the Diamondback-operated reserves the Partnership acquired in the Drop-Down Acquisition and will acquire in the Pending Santa Elena Acquisition, each dated as of December 31, 2018.

The pro forma information presented above, including under “Estimated Pro Forma Cash Flows and Production” and “Estimated Pro Forma Acreage and Reserves” is based solely on the Partnership’s internal evaluation and interpretation of reserve, production and other information provided to the Partnership by its counterparties in the course of the Partnership’s due diligence with respect to the Recent Acquisitions and the Pending Santa Elena Acquisition and has not been independently verified or estimated and has not been reviewed by our auditors. These pro forma amounts are based on various assumptions, including, among others, the level of Diamondback’s (and the Partnership’s other operators’) capital spending, commodity prices, rig availability, services availability, proppant availability, takeaway capacity as well as other factors. To the extent any of these factors change, such changes could be material and these estimates may not be or may not have been achieved. The Partnership’s actual operating results and financial condition may differ and could have differed materially from these estimates, and investors are cautioned not to place undue reliance on such pro forma information.

Amendment to the Operating Company’s Revolving Credit Facility

In connection with the commencement of the Notes Offering, the Partnership intends to enter into a third amendment to the Operating Company’s revolving credit facility with Wells Fargo Bank, National Association, or Wells Fargo, as administrative agent, and certain required lenders party thereto, which will provide for the waiver of the automatic reduction of the borrowing base that would otherwise occur upon the consummation of the Notes Offering. The Partnership has been informed by Wells Fargo that they believe the amendment will be approved by the requisite percentage of lenders under the Operating Company’s revolving credit facility. If the amendment is not approved, the borrowing base under the Operating Company’s revolving credit facility will decrease by $100.0 million upon consummation of the Notes Offering.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that the Partnership assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including specifically the statements regarding the recent and pending acquisitions and the amendment to the revolving credit facility. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of the Partnership. Information concerning these risks and other factors can be found in the Partnership’ filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K and any amendments thereto, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. The Partnership undertakes no obligation to update or revise any forward-looking statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Exhibit
99.1	Press Release dated October 7, 2019 entitled “Viper Energy Partners LP, a Subsidiary of Diamondback Energy, Inc., Provides Third Quarter 2019 Production and Acquisition Update.”

99.2	Press Release dated October 7, 2019 entitled “Viper Energy Partners LP, a subsidiary of Diamondback Energy, Inc., Launches $400 Million Offering of Senior Notes.”

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIPER ENERGY PARTNERS LP

	By:	Viper Energy Partners GP LLC, its general partner

Date: October 7, 2019		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
Title: Chief Financial Officer, Executive Vice President and Assistant Secretary